Exhibit 10.1
Form of Amended and Restated
Restricted Stock Award Agreement

AMENDED AND RESTATED
ATRION CORPORATION
2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the "Agreement') is made and entered into as of [DATE] by and between Atrion Corporation, a Delaware corporation (the "Company"), and [NAME OF PARTICIPANT] (the "Participant") pursuant to the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan, as it may be further amended and restated from time to time (the "Plan"). Capitalized terms used but not defined herein shall have the same meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

AWARD OF RESTRICTED STOCK. On the date specified on Exhibit A attached hereto (the "Date of Award") but subject to the execution of this Agreement, the Company awarded to the Participant an Award (the "Award") in the form of the number of shares of Restricted Common Stock (the "Shares") as is set forth on Exhibit A from the authorized and unissued or treasury Common Stock at and for the purchase price set forth on Exhibit A.

EFFECT OF PLAN. The Shares are in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect to the Plan to the same extent and with the same effect as if set forth fully herein. The Participant hereby acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, the Participant’s beneficiaries, and any other person having or claiming an interest in the Shares.

RESTRICTIONS. The Shares which are not vested shall be forfeited upon the Participant's Termination of Employment, except as otherwise provided in an agreement between the Company and the Participant or a Company plan covering the Participant. [The Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until [NUMBER] years after the date the Shares vest.]

RIGHTS PRIOR TO LAPSE OF RESTRICTIONS. During the period prior to lapse of the restrictions, the Participant (a) may exercise full voting rights with respect to the Shares, (b) shall be entitled to receive cash dividends paid with respect to the Shares and (c) shall be credited with and entitled to receive stock dividends paid with respect to the Shares; provided, however, that any such stock dividends shall be subject to the same restrictions as the Shares.

ISSUANCE AND CUSTODY OF SHARES. The Shares shall be issued in the Participant’s name in such manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Secretary of the Company for the Participant’s benefit until such time as such Shares are forfeited to the Company or the restrictions applicable to the Shares lapse. After the restrictions lapse and following payment of the applicable withholding taxes pursuant to Section 11 hereof, the Company shall promptly cause such Shares (less any Shares withheld to pay taxes), free of the restrictions and legends or notations to be delivered, either by book-entry or direct registration (including transaction advices) or in the form of a certificate or certificates evidencing ownership of such Shares, registered in the Participant’s name or in the names of the Participant’s beneficiary or estate, as the case may be.

SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant's acknowledgement that the Shares shall be subject to such restrictions and conditions on any resale and on any other disposition as the Company shall deem necessary under any applicable laws or regulations or in light of any stock exchange requirements.

LEGEND. In order to enforce the restrictions imposed on the Shares, all certificates representing such Shares shall bear the following legend:

THESE SHARES ARE HELD SUBJECT TO THE TERMS OF THE AMENDED AND RESTATED ATRION CORPORATION 2006 EQUITY INCENTIVE PLAN (THE "PLAN") AND THE RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT AND SUCH SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS THEREOF. A COPY OF THE PLAN IS AVAILABLE AT THE OFFICE OF THE COMPANY.

To the extent that ownership of the Shares is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Shares. Such legend or notation shall be removed as the restrictions lapse with respect to such Shares.

AUTHORITY OF COMMITTEE. Notwithstanding any provision of the Plan or of this Award Agreement to the contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to (a) accelerate the vesting of the Shares and the lapse of the restrictions or (b) waive any restrictions on the Shares.

TAX ELECTION. In the event the Participant desires to make an election pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price, if any, of the Shares and their Fair Market Value on the date of the Award (the “Election”), the Participant will notify the Company in advance thereof and provide the Company with an executed copy of the Election. Such Election shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Participant shall have full responsibility for ensuring that the Election is timely filed with the Internal Revenue Service.

NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall give the Participant the right to continued employment by the Company or by any Subsidiary or shall adversely affect the right of the Company or any Subsidiary to terminate the Participant's employment with or without cause at any time, subject to the provisions of any applicable employment agreement.

TAX WITHHOLDING.

Regardless of any action the Company or the Subsidiary employing the Participant takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other applicable taxes (“Tax Items”) in connection with the Award, the Participant hereby acknowledges and agrees that the ultimate liability for all Tax Items legally due by the Participant is and remains the responsibility of the Participant. Further, if the Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company or the Subsidiary employing the Participant may be required to withhold or account for Tax Items in more than one jurisdiction.

The Participant acknowledges and agrees that the Company and the Subsidiary employing the Participant: (i) make no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Award, including, but not limited to, the award or vesting of the Shares, the subsequent sale of Shares and the receipt of any dividends; and (ii) does not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax Items.

Prior to the earlier of (i) the vesting of the Shares and (ii) an Election, the Participant must pay or make adequate arrangements satisfactory to the Company or the Subsidiary employing the Participant to satisfy all withholding obligations for Tax Items of the Company or the Subsidiary employing the Participant arising from vesting of the Shares or such Election. In this regard, in lieu of all or any part of a cash payment, the Participant may elect to satisfy all or part of the withholding obligations for Tax Items by (i) having the Company withhold a portion of the Shares to be delivered or (ii) delivering shares of Common Stock already owned by the Participant, duly endorsed for transfer, to the Company, in each case with a Fair Market Value equal to the amount of the withholding obligations to be satisfied in such manner. The Company or the Subsidiary employing the Participant will remit the total amount paid or withheld for Tax Items to the appropriate tax authorities.

SECTION 409A. This Agreement is intended to comply with Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes and penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representation that the payments and benefits provided hereunder comply with Section 409A of the Code, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

MISCELLANEOUS.

The Participant's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan. This Agreement may not be changed orally, but may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision of this Agreement.

This Agreement shall bind the parties, their respective heirs, executors, administrators, successors and assigns. Nothing contained herein shall be construed as an authorization or right of any party to assign their respective rights or obligations hereunder and the Participant shall have no right to assign this Agreement, and any such attempted assignment shall be ineffective. This Agreement shall be binding upon the Company and its successors and assigns.

This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and the terms of the Plan shall govern in the event of any inconsistency between the Plan and this Agreement.

Any notice required or permitted to be given to the Company hereunder shall be in writing and addressed to the Secretary of the Company at the Company’s principal office. Any notice required or permitted to be given to the Participant shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing from time to time. Notices hereunder shall be deemed to have been given when deposited in the United States mail, postage prepaid and sent by certified or registered mail to the above addresses.

This Agreement shall be interpreted and construed according to and governed by the laws of the State of Texas.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATRION CORPORATION By: Name: Title: PARTICIPANT

EXHIBIT A

TO

AWARD AGREEMENT

Participant:

Date of Award:

Number of Shares of Restricted Common Stock:

Purchase Price per Share: $

Vesting Schedule:

Number of Shares	Date Shares Vest